UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIDUCIARY/CLAYMORE ENERGY INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in their Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Guggenheim Investments 227 West Monroe Street Chicago, Illinois 60606

FIDUCIARY/CLAYMORE ENERGY INFRASTRUCTURE FUND

October 24, 2019

Dear Valued Shareholder,

Thank you for being an investor in the Guggenheim Funds. A special meeting of shareholders of Fiduciary/Claymore Energy Infrastructure Fund is scheduled to be held on November 21, 2019. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

The proposal at hand is a new investment sub-advisory agreement among Guggenheim Funds Investment Advisors, LLC, Tortoise Capital Advisors, L.L.C. and the Fund.  A transaction involving Tortoise Capital, a registered investment adviser specializing in energy investing across the energy value chain, required by law a new sub-advisory agreement to be signed.

•	There will be no material differences between the terms of the New Sub-Advisory Agreement and the terms of the Prior Sub-Advisory Agreement.
•	The advisory fee rate currently payable by the Fund to the Adviser and the subadvisory fee rates payable by the Adviser to the sub-adviser will not change.

The Board of Trustees of the Fund, including independent Trustees, recommends that you vote FOR the new agreement.

For more information, please refer to the proxy statement/prospectus, which can be found at proxyonline.com/docs/claymoreetftrust.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-866-796-6860. for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

Please help us by casting your vote today.  We very much appreciate your attention to this matter.

Sincerely,

Brian E. Binder, Chief Executive Officer and President

How do I vote?  There are four convenient methods for casting your important proxy vote:

1.
Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-796-6860. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before November 21st.

Guggenheim Investments 227 West Monroe Street Chicago, Illinois 60606

FIDUCIARY/CLAYMORE ENERGY INFRASTRUCTURE FUND

October 24, 2019

Dear Valued Shareholder,

Thank you for being an investor in the Guggenheim Funds. A special meeting of shareholders of Fiduciary/Claymore Energy Infrastructure Fund is scheduled to be held on November 21, 2019. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

The proposal at hand is a new investment sub-advisory agreement among Guggenheim Funds Investment Advisors, LLC, Tortoise Capital Advisors, L.L.C. and the Fund.  A transaction involving Tortoise Capital, a registered investment adviser specializing in energy investing across the energy value chain, required by law a new sub-advisory agreement to be signed.

•	There will be no material differences between the terms of the New Sub-Advisory Agreement and the terms of the Prior Sub-Advisory Agreement.
•	The advisory fee rate currently payable by the Fund to the Adviser and the subadvisoryfee rates payable by the Adviser to the sub-adviser will not change.

The Board of Trustees of the Fund, including independent Trustees, recommends that you vote FOR the new agreement.

For more information, please refer to the proxy statement/prospectus, which can be found at proxyonline.com/docs/claymoreetftrust.pdf. If you have any proxy related questions, please call 1-866-796-6860. for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

Please help us by casting your vote today.  We very much appreciate your attention to this matter.

Sincerely,

Brian E. Binder, Chief Executive Officer and President

How do I vote?  There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded by or before November 21st.